UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2025

NEW HORIZON AIRCRAFT LTD.

(Exact name of registrant as specified in its charter)

British Columbia	001-41607	98-1786743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3187 Highway 35, Lindsay, Ontario, K9V 4R1

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (613) 866-1935

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Ordinary Share, no par value	HOVR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	HOVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on December 18, 2024, New Horizon Aircraft Ltd., a British Columbia company (the “Company”) entered into subscription agreements (each a “Subscription Agreement”) with Canso Investment Counsel Ltd., in its capacity as portfolio manager acting for and on behalf of certain accounts managed by it, Canso Select Opportunities Corporation, and GRIP Investments Limited (each a “Purchaser” and, collectively the “Purchasers”), pursuant to which the Purchasers purchased an aggregate of 4,166,667 Class A ordinary shares of the Company, no par value per share (each Class A ordinary share in the authorized share structure of the Company, a “Common Share”) at a price of $0.36 per share, and an aggregate of 4,500 Series A preferred shares of the Company (the “Series A Preferred Shares”) at a price of $1,000 per share, subject to the terms and conditions set out in the Subscription Agreements (the “Canso Financing”). The Series A Preferred Shares are convertible, at the option of the holder and without additional consideration, into Common Shares on a one for 2222.222222 basis. The Canso Financing closed on December 19, 2024 (the “Closing Date”).

On January 10, 2025, the Company and each Purchaser entered into an amendment to the Subscription Agreement (the “Amendment”), pursuant to which each Subscription Agreement was modified to add a provision prohibiting the Company from issuing upon conversion of the Series A Preferred Shares, any Common Shares if the issuance of such Common Shares would exceed the aggregate number of Common Shares the Company may issue upon conversion of the Series A Preferred Shares without breaching the Company’s obligation under Nasdaq Listing Rule 5635 and any other applicable rules of the Nasdaq Stock Market (the “Applicable Exchange Rules”) (any such limitation on the convertibility of the Series A Preferred Shares, the “Exchange Cap”), prior to obtaining shareholder approval (the “Required Shareholder Approval”).

The Amendment provides that no later than sixty (60) days after January 10, 2024, or such later date as agreed in writing by the Company and the Purchasers, the Company will obtain the Required Shareholder Approval. If, despite the Company’s reasonable best efforts the Required Shareholder Approval is not obtained at the first meeting of the shareholders, the Company shall cause additional shareholder meetings to be held to seek to obtain the Required Shareholder Approval until the Required Shareholder Approval is obtained. The Amendment also has certain antitakeover provisions, including that the Company will not participate in certain change of control transactions without the Purchasers’ prior written consent.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Subscription Agreement, dated January 10, 2025, by and between the Company and the Purchasers
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZON AIRCRAFT LTD.

Date: January 13, 2025	By:	/s/ E. Brandon Robinson
	Name:	E. Brandon Robinson
	Title:	Chief Executive Officer

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